Exhibit 10.1

Execution

FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

Dated as of June 1, 2009

among

ATLAS PIPELINE HOLDINGS, L.P.,

as the Borrower,

ATLAS PIPELINE PARTNERS GP, LLC,

as a Guarantor,

WACHOVIA BANK, NATIONAL ASSOCIATION,

as the Administrative Agent,

and

THE LENDERS SIGNATORY HERETO

FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

THIS FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT (herein called the “First Amendment”) dated for reference as of June 1, 2009, among ATLAS PIPELINE HOLDINGS, L.P., a Delaware limited partnership (the “Borrower”); ATLAS PIPELINE PARTNERS GP, LLC, a Delaware limited liability company (“APL General Partner”); WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”); and binding upon the financial institutions who are from time to time Lenders under the Credit Agreement as described herein, with the consent of the Required Lenders under such Credit Agreement.

W I T N E S S E T H:

WHEREAS, the Borrower has entered into that certain Revolving Credit Agreement dated as of July 26, 2006 (the “Original Agreement”), by and among the Borrower, APL General Partner, the Administrative Agent, Wachovia Bank, National Association, as the Issuing Bank, the Lenders (as defined therein) and the Sole Lead Arranger (as defined therein) for the purpose and consideration therein expressed, whereby the Lenders became obligated to make loans and extend credit to the Borrower as therein provided; and

WHEREAS, the Borrower, the Administrative Agent, and the Required Lenders desire to amend the Original Agreement as provided herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement and in consideration of the loans and other credit that may hereafter be extended by the Lenders to the Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I. – Definitions and References

Section 1.1. Terms Defined in the Original Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this First Amendment. The term the “Credit Agreement” shall mean the Original Agreement as amended by this First Amendment.

ARTICLE II. – Amendments to Original Agreement

Section 2.1. Additional Definitions. Article I of the Original Agreement is hereby amended to add the following definitions:

“AHD Sub Guaranty and Subordination Agreement shall mean that certain guaranty and subordination agreement executed by AHD Sub in the form of Exhibit I to the First Amendment.”

“Atlas Guaranty and Subordination Agreement shall mean that certain guaranty, subordination and cash collateral agreement executed by Atlas in the form of Exhibit H to the First Amendment.”

“Atlas Subordinated Debt shall mean the unsecured subordinated Debt of the Borrower owing to Atlas in respect of borrowed money evidenced by the note of even date herewith which must (i) be due not earlier than the day after the payment in full of the Indebtedness or, if later, the Termination Date as defined in the Atlas Guaranty and Subordination Agreement, and (ii) be subordinated to the Indebtedness pursuant to the Atlas Guaranty and Subordination Agreement.”

“AHD Sub shall mean Atlas Pipeline Holdings II, LLC, a Delaware limited liability company.

“AHD Sub Subordinated Debt shall mean the unsecured subordinated Debt of the Borrower owing to AHD Sub in respect of borrowed money in the amount of $15,000,000 evidenced by the note of even date herewith which must (i) be due not earlier than the day after the payment in full of the Indebtedness, or, if later, the Termination Date as defined in the AHD Sub Guaranty and Subordination Agreement, and (ii) be subordinated to the Indebtedness pursuant to the AHD Sub Guaranty and Subordination Agreement.”

“AHD Sub Preferred Units shall mean preferred limited liability units of AHD Sub issued to Atlas Pipeline Partners on or prior to the First Amendment Effective Date in a face amount of $15,000,000.”

“Excess Cash shall mean, on any applicable day, the amount of cash of each Obligor plus the balances in deposit accounts of each Obligor plus the balances in other investments, if any, of the type listed in clauses (b) through (e) of Section 9.03 of each Obligor that, in the aggregate, exceed $1,500,000 on such day.”

“First Amendment shall mean the First Amendment to this Agreement dated June 1, 2009.”

“First Amendment Effective Date shall mean the date when the First Amendment shall be effective in accordance with its terms.”

Section 2.2. Deleted Definitions. Article I of the Original Agreement is hereby amended to delete the definitions of “Consolidated EBITDA of the Borrower,” “Consolidated Funded Debt,” and “Leverage Ratio”.

Section 2.3. Amended Definitions.

(a) The definition of “Applicable Margin” in Article I of the Original Agreement is hereby amended to add the following sentence at the end thereof:

“Notwithstanding the foregoing, from and after the First Amendment Effective Date, Applicable Margin shall mean 0.75% for LIBOR Loans and zero for Base Rate Loans.”

FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

(b) The definition of “Atlas” in Article I of the Original Agreement is hereby amended to read as follows:

“Atlas shall mean Atlas America, Inc., a Delaware corporation, which will change its name to “Atlas Energy, Inc.” following the merger of one of its wholly owned subsidiaries with Atlas Energy Resources, LLC.”

(c) The definition of “Obligor” in Article I of the Original Agreement is hereby amended to read as follows:

“Obligor shall mean each Initial Obligor and each additional Person party to a Guaranty Agreement, other than Atlas.”

(d) The definition of “Special Entity” in Article I of the Original Agreement is hereby amended to read as follows:

“Special Entity shall mean, with respect to a Person, any joint venture, limited liability company or partnership, general or limited partnership or any other type of partnership or company other than a corporation in which such Person or one or more of its other Subsidiaries is a member, owner, partner or joint venturer and owns, directly or indirectly, at least a majority of the equity of such entity or controls such entity, but excluding any tax partnerships that are not classified as partnerships under state law. For purposes of this definition, any Person which owns directly or indirectly an equity investment in another Person which allows the first Person to manage or elect managers who manage the normal activities of such second Person will be deemed to “control” such second Person (e.g. a sole general partner controls a limited partnership). Unless otherwise specified herein, references to “Special Entity” shall mean a Special Entity of the Borrower.”

(e) The definition of “Subsidiary” in Article I of the Original Agreement is hereby amended to read as follows:

“Subsidiary shall mean, with respect to a Person (i) any corporation of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries and (ii) any Special Entity. Unless otherwise specified herein, references to “Subsidiaries” shall mean Subsidiaries of the Borrower. References to Subsidiaries of the Borrower or any Obligor shall include the Unrestricted Entities.”

FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

(f) The definition of “Termination Date” in Article I of the Original Agreement is hereby amended to read as follows:

“Termination Date shall mean the earlier of (a) April 13, 2010, and (b) the effective date that the Loans and all other amounts payable by the Borrower hereunder and under the Notes shall have become immediately due and payable.”

Section 2.4. Loans and Letters of Credit. Sections 2.01(a) and (b) of the Original Agreement are hereby amended to change all references to “Termination Date” to “First Amendment Effective Date” and to add the following sentence at the end of Section 2.01(a):

“On and after the First Amendment Effective Date, the Revolver Commitment of each Lender to fund additional Loans and the obligation of Issuing Bank to issue additional Letters of Credit shall terminate, and any amount of Loans repaid or prepaid may not be reborrowed.”

Section 2.5. Repayment of Loans. Section 3.01 of the Original Agreement is hereby amended in its entirety to read as follows:

“Section 3.01 Repayment of Loans.

“(a) Loans. The Borrower shall repay to the Lenders the aggregate principal amount of all Loans outstanding on the following dates in the respective amounts set forth opposite such dates:

Date	Amount
July 13, 2009	$4,000,000
October 13, 2009	$4,000,000
January 13, 2010	$4,000,000

The final installment in the amount of the remaining unpaid principal amount of the Loans shall be repaid on the Termination Date.

“(b) Excess Cash. On the last Business Day of each calendar month and on a day specified in the last sentence of Section 9.05, the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of Excess Cash, which shall be applied to prepay the Loans pursuant to this Section 3.01 (such prepayments to be applied to the remaining principal installments under Section 3.01(a) in order of maturity).

“(c) Generally. The Borrower will pay to the Administrative Agent, for the account of each Lender, the principal payments required by this Section 3.01.”

Section 2.6. Interest The last sentence of Section 3.02(c) is hereby amended to read as follows:

“Any accrued and unpaid interest on the Loans on the Termination Date shall be paid on such date.”

FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

Section 2.7. Debt. Clauses (d) and (e) of Section 9.01 of the Original Agreement are hereby deleted and each is replaced with “intentionally omitted”; clause (g) of Section 9.01 of the Original Agreement is hereby amended to add after the words “Intercompany Debt” the words “arising in the ordinary course of business”; and clause (j) of Section 9.01 of the Original Agreement is hereby added as follows:

“(j) Atlas Subordinated Debt and AHD Sub Subordinated Debt.”

Section 2.8. Liens. Section 9.02 is hereby amended to add the word “or” after clause (a), putting a period after clause (b) and deleting clauses (c) through (f).

Section 2.9. Investments Loans and Advances. Section 9.03 is hereby amended to replace clauses (i) and (j) with the following:

“(i) general partner contributions of APL General Partner to Atlas Pipeline Partners required by Atlas Pipeline Partners’ limited partnership agreement; or

(j) investments disclosed on Schedule 7.13 to the First Amendment.”

Section 2.10. Dividends, Distributions and Redemptions. Section 9.04 of the Original Agreement is hereby amended in its entirety to read as follows:

“Section 9.04 Dividends, Distributions and Redemptions; Debt Repayments. No Obligor will declare or pay any dividend, distribution or other payment on, nor purchase, redeem or otherwise acquire for value, any equity interests of the Borrower now or hereafter outstanding, return any capital to the holder of any equity interests of the Borrower or make any distribution of its assets to the holder of any equity interests of the Borrower. No Obligor will make any payment in cash or Property in respect of the principal, interest, fees or other amount in respect of the Atlas Subordinated Debt, other than the accrual and capitalization of unpaid interest or payment in kind with other Atlas Subordinated Debt. Notwithstanding the foregoing, so long as no Default has occurred and is continuing or would occur as a result thereof (i) the Borrower may make payment of the AHD Sub Subordinated Debt in an amount not greater than the amount of any distributions or return of capital received in cash by the Borrower in respect of the preferred units of Atlas Pipeline Partners held by the Borrower and (ii) AHD Sub may make a distribution on the AHD Sub Preferred Units to Atlas Pipeline Partners in an amount not greater than such payment on the AHD Sub Subordinated Debt permitted by the immediately preceding clause (i).

Section 2.11. Dispositions; Sales and Leasebacks. Section 9.05 of the Original Agreement is hereby amended to add the following sentence at the end thereof:

Notwithstanding the foregoing, so long as no Default has occurred which is continuing on the day of such sale, Borrower may sell some or all common limited partnership units in Atlas Pipeline Partners at fair market value consisting entirely of cash, so long as 100% of the proceeds of such sale (after deduction of the direct costs of such sale) are applied on the day of the receipt of the proceed of such sale (a) to prepay the next principal installment due under Section 3.01(a) that comes due on or after such day, and then (b) to

FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

the extent that the principal installment referred to in clause (a) has been paid in full, if Excess Cash exists on such day after giving effect to the receipt of the proceeds of such sale, to prepay the Loans pursuant to Section 3.01(b) on such day, and then (c) the balance may be used for working capital purposes of Borrower, subject to any subsequent requirement to prepay the Loans with Excess Cash pursuant to Section 3.01(b).

Section 2.12. Hedging Agreements. Section 9.07 of the Original Agreement is hereby amended in its entirety to read as follows:

“Section 9.07 Hedging Agreements. Obligors shall not enter into or in any manner be liable on any Hedging Agreement other than any Hedging Agreement that is in effect on the First Amendment Effective Date.”

Section 2.13. Limitation on Leases. Section 9.08 of the Original Agreement is hereby amended in its entity to read as follows:

“Section 9.08 Limitation on Leases. None of the Obligors will create, incur, assume or permit to exist any obligation for the payment of rent or hire of Property of any kind whatsoever, real or personal, including capital leases, other than in respect of leases in effect of the First Amendment Effective Date.”

Section 2.14. Interest Expense Coverage Ratio. Section 9.13 of the Original Agreement is hereby deleted.

Section 2.15. Combined Leverage Ratio. Section 9.14 of the Original Agreement is hereby deleted.

Section 2.16. Leverage Ratio. Section 9.15 of the Original Agreement is hereby deleted.

Section 2.17. Transactions with Affiliates. Section 9.17 of the Original Agreement is hereby amended to add the following after the words “Schedule 7.21”:

“, Debt evidenced by the Atlas Subordinated Debt and the AHD Sub Subordinated Debt, and the issuance of the AHD Sub Preferred Units and equity interests disclosed on Schedule 7.13 to the First Amendment”

Section 2.18. Expenditures; Change in Business. The Original Agreement is hereby amended to add the following section 9.22:

“Section 9.22 Expenditures; Change in Business. No Obligor will incur or pay operating expenses except to the extent incurred and paid in the ordinary course of business nor will any Obligor incur or pay capital expenditures. No Obligor will engage directly or indirectly in any business or conduct any operations except the business and operations conducted by it on the First Amendment Effective Date”

Section 2.19. Events of Default. Section 10.01 of the Original Agreement is hereby amended as follows:

(a) All references in subsections 10.01(e), (f) and (g) to “Obligor or Atlas Pipeline Partners” are hereby amended to read “Obligor, Atlas Pipeline Partners or Atlas”.

FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

(b) Clause (ii) of subsection (b) of Section 10.01 of the Original Agreement is hereby amended in its entirety to read as follows:

or (ii) Atlas Pipeline Partners shall default in the payment when due of any principal of or interest on any Debt in excess of Twenty-Five Million Dollars ($25,000,000), or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Debt shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, such Debt to become due prior to its stated maturity; provided that such event under this clause (ii) shall not constitute an Event of Default if any waiver or forbearance is given by the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) in respect of such event; or

(b) Section 10.01 of the Original Agreement is hereby amended by deleting the period at the end of clause (m), substituting “; or” therefore, and adding a new subsections (n), (o) and (p) to read as follows:

“(n) any representation, warranty or certification made or deemed made in the Atlas Guaranty Agreement, or any certificate furnished to any Lender or the Administrative Agent pursuant to any provision thereof, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

“(o) Atlas shall default in the performance of any of its obligations under the Atlas Guaranty Agreement or any subordination agreement in respect of the Atlas Subordinated Debt.”

“(p) Debt of Atlas or any of its Subsidiaries in an aggregate principal amount of Fifty Million Dollars ($50,000,000) or more shall become due prior to its stated maturity as a result of an event of default or otherwise.”

ARTICLE III. – Conditions of Effectiveness

Section 3.1. Effective Date. This First Amendment shall become effective as of the date first above written when and only when:

(a) The Administrative Agent shall have received all of the following, at the Administrative Agent's office, duly executed and delivered and in form and substance satisfactory to the Administrative Agent, all of the following:

(i) the First Amendment executed and delivered by the Borrower, the other Obligors and each Lender;

FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

(ii) the Atlas Guaranty and Subordination Agreement executed and delivered by Atlas;

(iii) the AHD Sub Guaranty and Subordination Agreement executed and delivered by AHD Sub;

(iv) documents evidencing the pledge by Borrower of 100% of the equity interest of AHD Sub;

(v) the written opinion counsel to the Borrower, AHD Sub and Atlas, addressed to the Administrative Agent, to the effect that this First Amendment, the AHD Sub Guaranty and Subordination Agreement, and the Atlas Guaranty and Subordination Agreement have been duly authorized, executed and delivered by the Borrower and that the Credit Agreement (as amended by this First Amendment), the Atlas Guaranty and Subordination Agreement and the AHD Sub Guaranty and Subordination Agreement constitute the legal, valid and binding obligations of the Borrower, AHD Sub and Atlas, respectively, enforceable in accordance with their respective terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency and similar laws and to moratorium laws and other laws affecting creditors' rights generally from time to time in effect);

(vi) a certificate of the secretary of the Borrower dated the effective date of this First Amendment certifying: (i) that resolutions adopted by the board of directors or similar body of each Obligor authorizing the execution, delivery and performance of this First Amendment by each Obligor party thereto and of the AHD Sub Guaranty and Subordination Agreement by AHD Sub; (ii) the names, titles and true signatures of the officers of each Obligor authorized to execute this First Amendment and the AHD Sub Guaranty and Subordination Agreement; (iii) the organizational documents of each Obligor and (iv) that all of the representations and warranties set forth in Article VI hereof are true and correct at and as of the time of such effectiveness;

(vii) a certificate of the secretary of Atlas dated the effective date of this First Amendment certifying: (i) resolutions adopted by the board of directors of Atlas authorizing the execution, delivery and performance by Atlas of the Atlas Guaranty Agreement and the subordination agreement in respect of the Atlas Subordinated Debt; (ii) the names, titles and true signatures of the officers of Atlas authorized to execute such documents; (iii) the organizational documents of Atlas and (iv) that all of the representations and warranties set forth in the Atlas Guaranty Agreement are true and correct at and as of the time of such effectiveness; and

(viii) such other supporting documents as the Administrative Agent may reasonably request.

(b) The Borrower shall have paid, in connection with such Loan Documents, all other fees and reimbursements to be paid to the Administrative Agent pursuant to any Loan Documents, or otherwise due the Administrative Agent and including fees and disbursements of the Administrative Agent's attorneys.

FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

(c) The Borrower shall have made a principal prepayment on the Loans in an amount of not less than $15,000,000 from the proceeds of the issuance of the AHD Sub Subordinated Debt (which was funded with the proceeds of the AHD Sub Preferred Units) and in an amount of not less than $15,000,000 from the proceeds issuance of the Atlas Subordinated Debt.

ARTICLE IV. – Representations and Warranties

Section 4.1. Representations and Warranties. In order to induce the Administrative Agent and the Lenders to execute and deliver this First Amendment, the Borrower represents and warrants to each Lender that:

(a) The representations and warranties contained in Article VII of the Original Agreement are true and correct in all material respects at and as of the time of the effectiveness hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except for purposes of this First Amendment, the representations and warranties contained in Section 7.02 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 8.01 of the Credit Agreement and except as disclosed on the schedules attached hereto.

(b) The Borrower has duly taken all action necessary to authorize the execution and delivery by it of this First Amendment, the Borrower is duly authorized to borrow monies under the Credit Agreement, and the Borrower is duly authorized to perform its obligations under the Credit Agreement.

(c) The execution and delivery by the Borrower of this First Amendment, the performance by the Borrower of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not conflict with any Law or of the organizational documents of Restricted Person, or of any material agreement, judgment, license, order or permit applicable to or binding upon any Restricted Person, or result in the creation of any Lien upon any assets or properties of any Restricted Person. Except for those which have been obtained, no consent, approval, authorization or order of any Tribunal or third party is required in connection with the execution and delivery by the Borrower of this First Amendment or the consummation by any Restricted Person of the transactions contemplated hereby.

(d) When duly executed and delivered, this First Amendment will be a legal and binding obligation of the Borrower enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and by equitable principles of general application.

FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

ARTICLE V. – Miscellaneous

Section 5.1. Ratification of Agreements. The Original Agreement as hereby amended is hereby ratified and confirmed in all respects. Any reference to the Credit Agreement in any Loan Document shall be deemed to be a reference to the Original Agreement as hereby amended. The execution, delivery and effectiveness of this First Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders or the Administrative Agent under the Credit Agreement, the Notes, or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement, the Notes or any other Loan Document.

Section 5.2. Survival of Agreements. All representations, warranties, covenants and agreements of the Borrower herein shall survive the execution and delivery of this First Amendment and the performance hereof, and shall further survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by any Restricted Person hereunder or under the Credit Agreement to the Administrative Agent or any Lender shall be deemed to constitute representations and warranties by, and agreements and covenants of, the Borrower under this First Amendment and under the Credit Agreement.

Section 5.3. Loan Documents. This First Amendment is a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto.

Section 5.4. Governing Law. This First Amendment shall be governed by and construed in accordance with the laws applicable to the Credit Agreement.

Section 5.5. Counterparts. This First Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same First Amendment.

THIS FIRST AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.

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FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

IN WITNESS WHEREOF, this First Amendment is executed as of the date first written above.

BORROWER:	ATLAS PIPELINE HOLDINGS, L.P., a Delaware limited partnership By: Atlas Pipeline Holdings GP, LLC, its general partner

By:
Name:
Title:

APL GENERAL PARTNER	ATLAS PIPELINE PARTNERS GP, LLC., a Delaware limited liability company

By:
Name:
Title:

ADMINISTRATIVE AGENT, ISSUING BANK AND A LENDER:	WACHOVIA BANK, NATIONAL ASSOCIATION, as the Administrative Agent and a Lender

By:
Name:
Title:

FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

Lenders’ Consent to First Amendment

to Revolving Credit Agreement

IN WITNESS WHEREOF, the undersigned Lender hereby consents to this First Amendment to Revolving Credit Agreement dated for reference as of June 1, 2009 among ATLAS PIPELINE HOLDINGS, L.P., ATLAS PIPELINE PARTNERS GP, LLC and WACHOVIA BANK, NATIONAL ASSOCIATION, as the Administrative Agent and the Lenders signatory hereto.

Name of Lender

By:
Name:
Title:

Consent And Agreement To First Amendment To Revolving Credit Agreement

[First Amendment]

CONSENT AND AGREEMENT

ATLAS PIPELINE PARTNERS GP, LLC, a Delaware limited liability company (“Guarantor”), hereby (i) consents to the provisions of this First Amendment and the transactions contemplated herein, (ii) ratifies and confirms the Guaranty Agreement dated as of July 26, 2006 made by it for the benefit of the Administrative Agent and the Lenders executed pursuant to the Credit Agreement and the other Loan Documents, (iii) agrees that all of its respective obligations and covenants thereunder shall remain unimpaired by the execution and delivery of this First Amendment and the other documents and instruments executed in connection herewith, and (iv) agrees that such Guaranty Agreement and such other Loan Documents shall remain in full force and effect.

ATLAS PIPELINE PARTNERS GP, LLC

By: Atlas Pipeline Holdings, L.P., its sole member

By: Atlas Pipeline Holdings GP, LLC, its general partner

By:
Name:
Title:

Consent And Agreement To First Amendment To Revolving Credit Agreement

SCHEDULE 7.13

SUBSIDIARY INTERESTS

(a)	General Partner Membership Interests

Subsidiaries	Owner	Number of Authorized Shares	Number of Issued Shares
Atlas Pipeline Partners GP, LLC	Atlas Pipeline Holdings, L.P.	N/A	N/A

(b)	Other Equity Interests

Issuer	Owner	Number of Authorized Shares	Number of Issued Shares
Atlas Pipeline Partners, L.P. common units	Atlas Pipeline Holdings, L.P.	N/A	4,113,227
Atlas Pipeline Partners, L.P. Class B preferred units	Atlas Pipeline Holdings, L.P.	20,000	15,000
Atlas Pipeline Holdings II, LLC	Atlas Pipeline Holdings, L.P.	N/A	N/A
Atlas Pipeline Partners, L.P.	Atlas Pipeline Partners GP, LLC	N/A	1,641,026

SCHEDULE 7.13 TO FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

SCHEDULE 7.18

INSURANCE

Coverage Type	Policy Number	Insurance Carrier	Coverage Description	Limit	Deductible	Exp. Date
1st Layer Directors &	01-515-71-08	National Union Fire	Limit of Liability	$5,000,000		1/28/2010
Officers Liability		Insurance Co.	SEC Retention		$500,000

			Corporate Reimbursement		$100,000

			Continuity Date: 9/27/2000

2nd Layer Directors & Officers Liability	ELU109495-09	XL Specialty Insurance Co.	Limit of Liability Following form excess of National Union policy and its retentions	$5,000,000		1/28/2010

SCHEDULE 7.18 TO FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

3rd Layer Directors & Officers Liability	LDO-VIC-0002503-0	Valiant Insurance Co.	Limit of Liability Following form excess of XL Specialty Insurance Co.’s policy	$5,000,000	1/28/2010

4th Layer Directors &	C008992/004	Allied World National Assurance Co.	Limit of Liability Following form excess of Valiant Insurance Co.'s policy	$5,000,000	1/28/2010

SCHEDULE 7.18 TO FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

SCHEDULE 7.19

HEDGING AGREEMENTS

In May 2008, the Borrower entered into an interest rate derivative contract having an aggregate notional principal amount of $25.0 million. Under the terms of agreement, it will pay an interest rate of 3.01%, plus the applicable margin as defined under the terms of the Agreement, and will receive LIBOR, plus the applicable margin, on the notional principal amounts. This derivative effectively converts $25.0 million of floating rate debt under the Agreement to fixed-rate debt. The interest rate swap agreement is effective at March 31, 2009 and expires on May 28, 2010.

SCHEDULE 7.19 TO FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT